Rule 424b3
File No. 333154552
AMERICAN
DEPOSITARY SHARES
One 1 American
Depositary Share
represents
Two 2 Shares

THE BANK OF NEW
YORK MELLON
AMERICAN
DEPOSITARY
RECEIPT
FOR COMMON
STOCK, OF
PPC LIMITED
INCORPORATED
UNDER THE LAWS OF
SOUTH AFRICA
The Bank of New York
Mellon, as depositary
hereinafter called the
Depositary, hereby
certifies i that there have
been deposited with the
Depositary or its agent,
nominee, custodian,
clearing agency or
correspondent, the
securities described above
Shares or evidence of the
right to receive such
Shares, ii that at the date
hereof each American
Depositary Share
evidenced by this Receipt
represents the amount of
Shares shown above, and
that

or registered assigns IS
THE OWNER OF
AMERICAN
DEPOSITARY SHARES
hereby evidenced and
called, and except as
otherwise herein expressly
provided, is entitled upon
surrender at the Corporate
Trust Office of the
Depositary, New York,
New York of this Receipt
duly endorsed for transfer
and upon payment of the
charges as provided on the
reverse of this Receipt and
in compliance with
applicable laws or
governmental regulations,
at Owners option 1 to
delivery at the office of
the agent, nominee,
custodian, clearing agency
or correspondent of the
Depositary, to a person
specified by Owner, of the
amount of Deposited
Securities represented
hereby or evidence of the
right to receive the same
or 2 to have such
Deposited Securities
forwarded at his cost and
risk to him at the
Corporate Trust Office of
the Depositary.  The
words Deposited
Securities wherever used
in this Receipt shall mean
the Shares deposited under
the agreement created by
the Receipts as hereinafter
defined including such
evidence of the right to
receive the same, and any
and all other securities,
cash and other property
held by the Depositary in
place thereof or in
addition thereto as
provided herein.  The
word Owner wherever
used in this Receipt shall
mean the name in which
this Receipt is registered
upon the books of the
Depositary from time to
time.  The Depositarys
Corporate Trust Office is
located at a different
address than its principal
executive office. Its
Corporate Trust Office is
located at 101 Barclay
Street, New York, New
York 10286, and its
principal executive office
is located at One Wall
Street, New York, New
York 10286.
1.
RECEIPTS.
This American Depositary
Receipt this Receipt is one
of a continuing issue of
American Depositary
Receipts collectively, the
Receipts, all evidencing
rights of like tenor with
respect to the Deposited
Securities, and all issued
or to be issued upon the
terms and subject to the
conditions herein
provided, which shall
govern the continuing
arrangement by the
Depositary with respect to
initial deposits as well as
the rights of holders and
Owners of Receipts
subsequent to such
deposits.
The issuer of the Receipts
is deemed to be the legal
entity resulting from the
agreement herein provided
for.
The issuance of Receipts
against deposits generally
may be suspended, or the
issuance of Receipts
against the deposit of
particular Shares may be
withheld, if such action is
deemed necessary or
advisable by the
Depositary at any time and
from time to time because
of any requirements of
any government or
governmental body or
commission or for any
other reason.  The
Depositary assumes no
liability with respect to the
validity or worth of the
Deposited Securities.
2.
TRANSFER OF
RECEIPTS.
Until the surrender of this
Receipt in accordance
with the terms hereof, the
Depositary will maintain
an office in the Borough
of Manhattan, The City of
New York, for the
registration of Receipts
and transfers of Receipts
where the Owners of the
Receipts may, during
regular business hours,
inspect the transfer books
maintained by the
Depositary that list the
Owners of the Receipts.
 The transfer of this
Receipt is registrable on
the books of the
Depositary at its Corporate
Trust Office by the holder
hereof in person or by
duly authorized attorney,
upon surrender of this
Receipt properly endorsed
for transfer or
accompanied by proper
instruments of transfer
and funds sufficient to
pay any applicable
transfer taxes, and the fees
and expenses of the
Depositary and upon
compliance with such
regulations, if any, as the
Depositary may establish
for such purpose.  This
Receipt may be split into
other such Receipts, or
may be combined with
other such Receipts into
one Receipt, representing
the same aggregate
number of American
Depositary Shares as the
Receipt or Receipts
surrendered.  Upon such
split or combination not
involving a transfer, a
charge will be made as
provided herein.  The
Depositary may close the
transfer books at any time
or from time to time when
deemed expedient by it in
connection with the
performance of its duties
hereunder.
3.
PROOF OF
CITIZENSHIP OR
RESIDENCE.
The Depositary may
require any holder or
Owner of Receipts, or any
person presenting
securities for deposit
against the issuance of
Receipts, from time to
time, to file such proof of
citizenship or residence
and to furnish such other
information, by affidavit
or otherwise, and to
execute such certificates
and other instruments as
may be necessary or
proper to comply with any
laws or regulations relating
to the issuance or transfer
of Receipts, the receipt or
distribution of dividends
or other property, or the
taxation thereof or of
receipts or deposited
securities, and the
Depositary may withhold
the issuance or registration
of transfer of any Receipt
or payment of such
dividends or delivery of
such property from any
holder, Owner or other
person, as the case may
be, who shall fail to file
such proofs, certificates or
other instruments.
4.
TRANSFERABILITY
RECORDOWNERSHIP.
It is a condition of this
Receipt and every
successive holder and
Owner of this Receipt by
accepting or holding the
same consents and agrees,
that title to this Receipt,
when properly endorsed
or accompanied by proper
instruments of transfer, is
transferable by delivery
with the same effect as in
the case of a negotiable
instrument provided,
however, that prior to the
due presentation of this
Receipt for registration of
transfer as above
provided, and subject to
the provisions of Article 9
below, the Depositary,
notwithstanding any notice
to the contrary, may treat
the person in whose name
this Receipt is registered
on the books of the
Depositary as the absolute
owner hereof for the
purpose of determining
the person entitled to
distribution of dividends
and for any other purpose.
5.
TAX LIABILITY.
The Depositary shall not
be liable for any taxes or
governmental or other
assessments or charges
that may become payable
in respect of the Deposited
Securities, but a ratable
part of any and all of the
same, whether such tax,
assessment or charge
becomes payable by
reason of any present or
future law, statute, charter
provision, bylaw,
regulation or otherwise,
shall be payable by the
Owner hereof to the
Depositary at any time on
request.  Upon the failure
of the holder or Owner of
this Receipt to pay any
such amount, the
Depositary may sell for
account of such Owner an
amount of the Deposited
Securities equal to all or
any part of the amount
represented by this
Receipt, and may apply
the proceeds in payment
of such obligations, the
Owner hereof remaining
liable for any deficiency.
6.
REPRESENTATIONS
AND WARRANTIES.
Every person presenting
Shares for deposit shall be
deemed thereby to
represent and warrant that
such Shares and each
certificate, if any, therefor
are validly issued, fully
paid and nonassessable,
that such Shares were not
issued in violation of any
preemptive or similar
rights of the holders of
any securities and that the
person making such
deposit is duly authorized
so to do.  Every such
person shall also be
deemed to represent that
the deposit of such
securities and the sale of
American Depositary
Shares representing such
Shares by that person in
the United States are not
restricted under the
Securities Act of 1933, as
amended the Securities
Act of 1933.  Such
representations and
warranties shall survive
the deposit of such
securities and issuance of
Receipts.
This Receipt is issued
subject, and all rights of
the holder or Owner
hereof are expressly
subject, to the terms and
conditions set forth on
both sides of this Receipt,
all of which form a part of
the agreement evidenced
in this Receipt and to all
of which the holder or
Owner hereof by
accepting this Receipt
consents.
7.
REPORTS OF ISSUER
OF DEPOSITED
SECURITIES VOTING
RIGHTS.
As of the date of the
establishment of the
program for issuance of
Receipts by the
Depositary, the Depositary
believed, based on limited
investigation, that the
issuer of the Deposited
Securities either i
furnished the Securities
and Exchange
Commission the
Commission with certain
public reports and
documents required by
foreign law or otherwise
or ii published information
in English on its Internet
website at www.ppc.co.za
or another electronic
information delivery
system generally available
to the public in its primary
trading market, in either
case in compliance with
Rule 12g32b under the
Securities and Exchange
Act of 1934 as in effect
and applicable to that
issuer at that time.
 However, the Depositary
does not assume any duty
to determine if the issuer
of the Deposited Securities
is complying with the
current requirements of
Rule 12g32b or to take
any action if that issuer is
not complying with those
requirements.
The Depositary shall be
under no obligation to give
notice to the holder or
Owner of this Receipt of
any meeting of
shareholders or of any
report of or
communication from the
issuer of the Deposited
Securities, or of any other
matter concerning the
affairs of such issuer,
except as herein expressly
provided.  The Depositary
undertakes to make
available for inspection by
holders and Owners of the
Receipts at its Corporate
Trust Office, any reports
and communication
received from the issuer
of the Deposited Securities
that are both i received by
the Depositary as the
holder of the Deposited
Securities and ii made
generally available to the
holders of the Deposited
Securities by the issuer
thereof.  Such reports and
communications will be
available in the language
in which they were
received by the Depositary
from the issuer of the
Deposited Securities,
except to the extent, if
any, that the Depositary in
its sole discretion elects to
both i translate into
English any of such
reports or communications
that were not in English
when received by the
Depositary and ii make
such translations, if any,
available for inspection by
holders and Owners of the
Receipts.  The Depositary
has no obligation of any
kind to translate any of
such reports or
communications or to
make such translation, if
any, available for such
inspection.
The Depositary may, in its
discretion, exercise, in any
manner, or not exercise,
any and all voting rights
that may exist in respect
of the Deposited
Securities.  The Depositary
may, but assumes no
obligation to, notify
Owners of an upcoming
meeting of holders of
Deposited Securities or
solicit instructions from
Owners as to the exercise
of any voting rights with
respect to the Deposited
Securities. Upon the
written request of the
Owner of this Receipt and
payment to it of any
expense involved, the
Depositary may, in its sole
discretion, but assumes no
obligation to, exercise any
voting rights with respect
to the amount of the
Deposited Securities
represented by the
American Depositary
Shares evidenced by this
Receipt in accordance
with that request.
8.
DISTRIBUTIONS.
Until the surrender of this
Receipt, the Depositary a
shall distribute or
otherwise make available
to the Owner hereof, at a
time and in such manner
as it shall determine, any
distributions of cash,
Shares or other securities
or property other than
subscription or other rights
and b may distribute or
otherwise make available
to the Owner hereof, at a
time and in such manner
as it shall determine, any
distributions of
subscription or other
rights, in each case
received with respect to
the amount of Deposited
Securities represented
hereby, after deduction, or
upon payment of the fees
and expenses of the
Depositary described in
Article 13 below, and the
withholding of any taxes
in respect thereof
provided, however, that
the Depositary shall not
make any distribution for
which it has not received
satisfactory assurances,
which may be an opinion
of United States counsel,
that the distribution is
registered under, or is
exempt from or not
subject to the registration
requirements of, the
Securities Act of 1933 or
any other applicable law.
 If the Depositary is not
obligated, under the
preceding sentence, to
distribute or make
available a distribution
under the preceding
sentence, the Depositary
may sell such Shares,
other securities,
subscription or other
rights, securities or other
property, and the
Depositary shall distribute
the net proceeds of a sale
of that kind to the Owners
entitled to them, after
deduction or upon
payment of the fees and
expenses of the
Depositary described in
Article 13 below and the
withholding of any taxes
in respect thereof.  In lieu
of distributing fractional
American Depositary
Shares for distributed
Shares or other fractional
securities, the Depositary
may, in its discretion, sell
the amount of securities or
property equal to the
aggregate of those
fractions.  In the case of
subscription or other
rights, the Depositary may,
in its discretion, issue
warrants for such
subscription or other rights
andor seek instructions
from the Owner of this
Receipt as to the
disposition to be made of
such subscription or other
rights.  If the Depositary
does not distribute or
make available to Owners
or sell distributed
subscription or other
rights, the Depositary shall
allow those rights to lapse.
 Sales of subscription or
other rights, securities or
other property by the
Depositary shall be made
at such time and in such
manner as the Depositary
may deem advisable.
If the Depositary shall
find in its opinion that any
cash distribution is not
convertible in its entirety
or with respect to the
Owners of a portion of the
Receipts, on a reasonable
basis into U.S. Dollars
available to it in the City
of New York, or if any
required approval or
license of any government
or agency for such
conversion is denied or is
not obtainable within a
reasonable period, the
Depositary may in its
discretion make such
conversion and
distribution in U.S. Dollars
to the extent possible, at
such time and rates of
conversion as the
Depositary shall deem
appropriate, to the Owners
entitled thereto and shall
with respect to any such
currency not converted or
convertible either
i distribute such foreign
currency to the holders
entitled thereto or ii hold
such currency for the
respective accounts of
such Owners uninvested
and without liability for
interest thereon, in which
case the Depositary may
distribute appropriate
warrants or other
instruments evidencing
rights to receive such
foreign currency.
9.
RECORD DATES
ESTABLISHED BY
DEPOSITARY.
Whenever any cash
dividend or other cash
distribution shall become
payable or any distribution
other than cash shall be
made, or whenever rights
shall be offered, with
respect to Deposited
Securities, or whenever
the Depositary shall
receive notice of any
meeting of Owners of
Deposited Securities, or
whenever it is necessary
or desirable to determine
the Owners of Receipts,
the Depositary will fix a
record date for the
determination of the
Owners generally or the
Owners of Receipts who
shall be entitled to receive
such dividend, distribution
or rights, or the net
proceeds of the sale
thereof, to give
instructions for the
exercise of voting rights at
any such meeting or
responsible for any other
purpose for which the
record date was set.
10.
CHANGES AFFECTING
DEPOSITED
SECURITIES.
Upon i any change in
nominal value or any
subdivision, combination
or any other
reclassification of the
Deposited Securities, or ii
any recapitalization,
reorganization, sale of
assets substantially as an
entirety, merger or
consolidation affecting the
issuer of the Deposited
Securities or to which it is
a party, or iii the
redemption by the issuer
of the Deposited Securities
at any time of any or all of
such Deposited Securities
provided the same are
subject to redemption,
then and in any such case
the Depositary shall have
the right to exchange or
surrender such Deposited
Securities and accept and
hold hereunder in lieu
thereof  other shares,
securities, cash or property
to be issued or delivered
in lieu of or in exchange
for, or distributed or paid
with respect to, such
Deposited Securities.
 Upon any such exchange
or surrender, the
Depositary shall have the
right, in its discretion, to
call for surrender of this
Receipt in exchange upon
payment of fees and
expenses of the
Depositary for one or
more new Receipts of the
same form and tenor as
this Receipt, but
describing the substituted
Deposited Securities.  In
any such case the
Depositary shall have the
right to fix a date after
which this Receipt shall
only entitle the Owner to
receive such new Receipt
or Receipts.  The
Depositary shall mail
notice of any redemption
of Deposited Securities to
the Owners of Receipts,
provided that in the case
of any redemption of less
than all of the Deposited
Securities, the Depositary
shall select in such manner
as it shall determine an
equivalent number of
American Depositary
Shares to be redeemed and
shall mail notice of
redemption only to the
Owners of Receipts
evidencing those
American Depositary
Shares.  The sole right of
the Owners of Receipts
evidencing American
Depositary Shares
designated for redemption
after the mailing of such
notice of redemption shall
be to receive the cash,
rights and other property
applicable to the same,
upon surrender to the
Depositary and upon
payment of its fees and
expenses of the Receipts
evidencing such American
Depositary Shares.
11.
LIABILITY OF
DEPOSITARY.
The Depositary shall not
incur any liability to any
holder or Owner of this
Receipt i if by reason of
any provisions of any
present or future law of
the United States of
America, any state
thereof, or of any other
country, or of any
governmental or
regulatory authority, or by
reason of any provision,
present or future, of the
charter or articles of
association or similar
governing document of
the issuer or of the
Deposited Securities, the
Depositary shall be
prevented, delayed or
forbidden from or
subjected to any civil or
criminal penalty or
extraordinary expenses on
account of doing or
performing any act or
thing which by the terms
hereof it is provided shall
be done or performed, ii
by reason of any non-
performance or delay,
caused as specified in
clause i above, in the
performance of any act or
thing which by the terms
of this Receipt it is
provided shall or may be
done or performed, iii by
reason of any exercise of,
or failure to exercise, any
discretion provided for
herein, iv for the inability
of any Owner or holder to
benefit from any
distribution, offering, right
or other benefit which is
made available to holders
of Deposited Securities
but is not made available
to Owners or holders, v
for any special,
consequential or punitive
damages for any breach of
the terms of this Receipt
or vi arising out of any act
of God, terrorism or war
or any other circumstances
beyond its control.
The Depositary shall not
be responsible for any
failure to carry out any
requests to vote any
Deposited Securities or for
the manner or effect of
any vote that is cast either
with or without the request
of any Owner, or for not
exercising any right to
vote any Deposited
Securities.
The Depositary does not
assume any obligation and
shall not be subject to any
liability to holders or
Owners hereunder other
than agreeing to act
without negligence or bad
faith in the performance
of such duties as are
specifically set forth
herein.
The Depositary shall be
under no obligation to
appear in, prosecute or
defend, any action, suit or
other proceeding in
respect of any of the
Deposited Securities or in
respect of the Receipts on
behalf of Owners or
holders or any other
persons.  The Depositary
shall not be liable for any
action or nonaction by it
in reliance upon the
advice of or information
from legal counsel,
accountants or any other
persons believed by it in
good faith to be competent
to give such advice or
information.
The Depositary, subject to
Article 14 hereof, may
itself become the owner of
and deal in securities of
any class of the issuer of
the Deposited Securities
and in Receipts of this
issue.
12.
TERMINATION OF
AGREEMENT AND
SURRENDER OF THIS
RECEIPT.
The Depositary may at
any time terminate the
agreement evidenced by
this Receipt and all other
Receipts by mailing notice
of such termination to the
Owners of all Receipts
then outstanding at their
addresses appearing upon
the books of the
Depositary, at least thirty
days prior to the date
fixed in such notice for
termination.  On and after
such date of termination
the Owner hereof, upon
surrender of this Receipt
at the Corporate Trust
Office of the Depositary,
will be entitled to delivery
of the amount of the
Deposited Securities
represented hereby upon
the same terms and
conditions, and upon
payment of a fee at the
rates provided herein with
respect to the surrender of
this Receipt for Deposited
Securities and on payment
of applicable taxes and
charges.  The Depositary
may convert any
dividends received by it in
cash after the termination
date into U.S. Dollars as
herein provided, and after
deducting therefrom the
fees of the Depositary and
referred to herein and any
taxes and governmental
charges and shall
thereafter hold the balance
of said dividends for the
pro rata benefit of the
Owners of the respective
Receipts.  As to any
Receipts not so
surrendered within thirty
days after such date of
termination the Depositary
shall thereafter have no
obligation with respect to
the collection or
disbursement of any
subsequent dividends or
any subscriptions or other
rights accruing on the
Deposited Securities.
 After the expiration of
three months from such
date of termination the
Depositary may sell any
remaining Deposited
Securities in such manner
as it may determine, and
may thereafter hold
uninvested the net
proceeds of any such sale
or sales together with any
dividends received prior to
such sale or the U.S.
Dollars received on
conversion thereof,
unsegregated and without
liability for any interest
thereon, for the pro rata
benefit of the Owners of
the Receipts that have not
theretofore been
surrendered for
cancellation, such Owners
thereupon becoming
general creditors of the
Depositary with respect to
such net proceeds.  After
making such sale, or if no
such sale can be made
after the expiration of one
year from such date of
termination, the
Depositary shall be
discharged from all
obligations whatsoever to
the holders and Owners of
the Receipts except to
make distribution of the
net proceeds of sale and
of such dividends after
deducting all fees, charges
and expenses of the
Depositary or of the
Deposited Securities, in
case no sale can be made,
upon surrender of the
Receipts.
13.
CERTAIN FEES AND
CHARGES OF THE
DEPOSITARY.
The Depositary may
charge any party
depositing or withdrawing
Shares, any party
transferring or
surrendering Receipts, any
party to whom Receipts
are issued including
issuance pursuant to a
stock dividend or stock
split or an exchange of
stock or distribution
pursuant to Articles 8 or
10 or Owners, as
applicable, i fees for the
delivery or surrender of
Receipts and deposit or
withdrawal of Shares, ii
fees for distributing cash,
Shares or other property
received in respect of
Deposited Securities, iii
taxes and other
governmental charges, iv
registration or custodial
fees or charges relating to
the Shares, v cable, telex
and facsimile transmission
expenses, vi foreign
currency conversion
expenses and fees, vii
depositary servicing fees
and viii any other fees or
charges incurred by the
Depositary or its agents in
connection with the
Receipt program.  The
Depositarys fees and
charges may differ from
those of other
depositaries.  The
Depositary reserves the
right to modify, reduce or
increase its fees upon
thirty 30 days notice to the
Owner hereof.  The
Depositary will provide,
without charge, a copy of
its latest schedule of fees
and charges to any party
requesting it.
The Depositary may
charge fees for receiving
deposits and issuing
Receipts, for delivering
Deposited Securities
against surrendered
Receipts, for transfer of
Receipts, for splits or
combinations of Receipts,
for distribution of each
cash or other distribution
on Deposited Securities,
for sales or exercise of
rights, or for other services
performed hereunder.
 The Depositary reserves
the right to modify, reduce
or increase its fees upon
thirty 30 days notice to the
Owner hereof.  The
Depositary will provide,
without charge, a copy of
its latest fee schedule to
any party requesting it.
14.
PRERELEASE OF
RECEIPTS.
Notwithstanding any other
provision of this Receipt,
the Depositary may
execute and deliver
Receipts prior to the
receipt of Shares
PreRelease. The
Depositary may deliver
Shares upon the receipt
and cancellation of
Receipts which have been
PreReleased, whether or
not such cancellation is
prior to the termination of
such PreRelease or the
Depositary knows that
such Receipt has been
PreReleased.  The
Depositary may receive
Receipts in lieu of Shares
in satisfaction of a
PreRelease.  Each
PreRelease will be
a preceded or
accompanied by a written
representation from the
person to whom Receipts
or Shares are to be
delivered that such person,
or its customer, owns the
Shares or Receipts to be
remitted, as the case may
be, b at all times fully
collateralized with cash or
such other collateral as the
Depositary deems
appropriate, c terminable
by the Depositary on not
more than five 5 business
days notice, and d subject
to such further indemnities
and credit regulations as
the Depositary deems
appropriate.  The number
of American Depositary
Shares which are
outstanding at any time as
a result of PreReleases will
not normally exceed thirty
percent 30% of the Shares
deposited with the
Depositary provided,
however, that the
Depositary reserves the
right to change or
disregard such limit from
time to time as it deems
appropriate.
The Depositary may retain
for its own account any
compensation received by
it in connection with the
foregoing.
15.
COMPLIANCE WITH
U.S. SECURITIES
LAWS.
Notwithstanding any terms
of this Receipt to the
contrary, the Depositary
will not exercise any rights
it has under this Receipt to
prevent the withdrawal or
delivery of Deposited
Securities in a manner
which would violate the
United States securities
laws including, but not
limited to, Section 1A1 of
the General Instructions to
the Form F6 Registration
Statement, as amended
from time to time, under
the Securities Act of 1933.
16.
GOVERNING LAW
VENUE OF ACTIONS
JURY TRIAL WAIVER.
This Receipt shall be
interpreted and all rights
hereunder and provisions
hereof shall be governed
by the laws of the State of
New York.
All actions and
proceedings brought by
any Owner or holder of
this Receipt against the
Depositary arising out of
or relating to the Shares or
other Deposited Securities,
the American Depositary
Shares or the Receipts, or
any transaction
contemplated herein, shall
be litigated only in courts
located within the State of
New York.
EACH OWNER AND
HOLDER HEREBY
IRREVOCABLY
WAIVES, TO THE
FULLEST EXTENT
PERMITTED BY
APPLICABLE LAW,
ANY RIGHT IT MAY
HAVE TO A TRIAL BY
JURY IN ANY SUIT,
ACTION OR
PROCEEDING AGAINST
THE DEPOSITARY
DIRECTLY OR
INDIRECTLY ARISING
OUT OF OR RELATING
TO THE SHARES OR
OTHER DEPOSITED
SECURITIES, THE
AMERICAN
DEPOSITARY SHARES
OR THE RECEIPTS, OR
ANY TRANSACTION
CONTEMPLATED
HEREIN, OR THE
BREACH HEREOF,
INCLUDING WITHOUT
LIMITATION, ANY
QUESTION REGARDING
EXISTENCE, VALIDITY
OR TERMINATION
WHETHER BASED ON
CONTRACT, TORT OR
ANY OTHER THEORY.
17.
AMENDMENT OF
RECEIPTS.
The form of the Receipts
and the agreement created
thereby may at any time
and from time to time be
amended by the
Depositary in any respect
which it may deem
necessary or desirable.
Any amendment which
shall prejudice any
substantial existing right of
Owners shall not become
effective as to outstanding
Receipts until the
expiration of thirty 30
days after notice of such
amendment shall have
been given to the Owners
of outstanding Receipts
provided, however, that
such thirty 30 days notice
shall in no event be
required with respect to
any amendment which
shall impose or increase
any taxes or other
governmental charges,
registration fees, cable,
telex or facsimile
transmission costs,
delivery costs or other
such expenses. Every
Owner and holder of a
Receipt at the time any
amendment so becomes
effective shall be deemed,
by continuing to hold such
Receipt, to consent and
agree to such amendment
and to be bound by the
agreement created by
Receipt as amended
thereby. In no event shall
any amendment impair the
right of the Owner of any
Receipt to surrender such
Receipt and receive
therefor the amount of
Deposited Securities
represented by the
American Depositary
Shares evidenced thereby,
except in order to comply
with mandatory provisions
of applicable law.